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Exhibit 11 - Computation of Earnings (Loss) Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                Computation of Earnings (Loss) Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)

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

Computation of Earnings (Loss) Per Common Share                       Three Months Ended
  for Statement of Operations:                                              March 31,
- -----------------------------------------------                 --------------------------------
                                                                   1995                1994
                                                                   ----                ----
Income (loss) before extraordinary item                         $   (11,639)        $    16,232
Less:  Dividends on preferred stock                                     678                 678
                                                                -----------         -----------
Income (loss) applicable to common stock before
  extraordinary item                                                (12,317)             15,554
Extraordinary item                                                     (963)                -
                                                                -----------         -----------
  Income (loss) applicable to common stock                      $   (13,280)        $    15,554
                                                                -----------         -----------
                                                                -----------         -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding                   17,172,991          16,766,509
    Dilutive effect of stock option plans and
      common stock warrants after application
      of treasury stock method                                          -  (1)          479,418
                                                                -----------         -----------
                                                                 17 172,991          17,245,927
                                                                -----------         -----------
                                                                -----------         -----------

Earnings (loss) per common share:
  Income (loss) before extraordinary item                       $      (.72)        $       .90
  Extraordinary item                                                   (.05)                -
                                                                -----------         -----------
    Net income (loss)                                           $      (.77)        $       .90
                                                                -----------         -----------
                                                                -----------         -----------

Computation of Fully Diluted Earnings (Loss)
  Per Common Share (2):
- --------------------------------------------

Income (loss) before extraordinary item                         $   (11,639)        $    16,232
Add:  Interest expense on 7 1/4% convertible
  subordinated debentures                                               108                 109
Less:  Dividends on preferred stock                                     678                 678
                                                                -----------         -----------
Income (loss) applicable to common stock before
  extraordinary item                                                (12,209)             15,663
Extraordinary item                                                     (963)                -
                                                                -----------         -----------
  Income (loss) applicable to common stock                      $   (13,172)        $    15,663
                                                                -----------         -----------
                                                                -----------         -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding                   17,172,991          16,766,509
    Dilutive effect of stock option plans and
      common stock warrants after application
      of treasury stock method                                      420,524(3)          479,122
    Dilutive effect from assumed conversion of
      7 1/4% convertible subordinated debentures                    291,229(3)          291,254
                                                                -----------         -----------
                                                                 17,884,744          17,536,885
                                                                -----------         -----------
                                                                -----------         -----------

Earnings (loss) per common share:
  Income (loss) before extraordinary item                       $      (.69)        $       .89
  Extraordinary item                                                   (.05)                -
                                                                -----------         -----------
    Net income (loss)                                           $      (.74)        $       .89
                                                                -----------         -----------
                                                                -----------         -----------

- -------------------------------
(1)  Effect is anti-dilutive and is therefore excluded from the calculation.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(3) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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